UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2014

          WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8399 (Commission File Number)	31-1189815 (IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                      (614) 438-3210

                                                                 Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

Management of Worthington Industries, Inc. (the “Registrant”) conducted a conference call on December 18, 2014, beginning at approximately 1:30 p.m., Eastern Standard Time, to discuss the Registrant’s unaudited financial results for the second quarter of fiscal 2015 (the fiscal quarter ended November 30, 2014).  Additionally, the Registrant’s management addressed certain issues related to the outlook for the Registrant and its subsidiaries and their markets for the coming months.  A copy of the transcript of the conference call is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 2.02 and Exhibit 99.1 furnished with this Current Report on Form 8-K, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates the information by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

In the conference call, management referred to adjusted earnings per share.  This represents a non-GAAP financial measure and is used by management as a measure of operating performance.  Adjusted earnings per share is calculated by adding impairment of long-lived assets, restructuring and other expense, joint venture transactions, and income from insurance proceeds (in each case, after-tax) to net earnings attributable to controlling interest, and dividing the result by the average diluted common shares for the period.  The difference between the GAAP-based measure of diluted earnings per share attributable to controlling interest of $0.43 and the non-GAAP financial measure of adjusted diluted earnings per share of $0.55 for the fiscal quarter ended November 30, 2014, as mentioned in the conference call, is outlined below.

Diluted EPS attributable to controlling interest	$0.43
Impairment of long-lived assets	0.13
Restructuring and other income	0.00
Joint venture transactions	0.00
Income from insurance proceeds	(0.01)
Adjusted diluted EPS attributable to controlling interest	$0.55

In the conference call, management referred to operating income excluding restructuring for the Company’s Pressure Cylinders operating segment.  This represents a non-GAAP financial measure and is used by management as a measure of operating performance. Pressure Cylinders operating income excluding restructuring is calculated by adding impairment of long-lived assets and restructuring and other expense to operating income.  The difference between the GAAP-based measure of $9.6 million and non-GAAP financial measure of $19.6 million for the fiscal quarter ended November 30, 2014, as mentioned in the conference call, is outlined below (in thousands).

Operating income	$9,580
Impairment of long-lived assets	9,567
Restructuring and other expense	405
Operating income excluding restructuring	$19,552

Item 9.01. Financial Statements and Exhibits.

(a) through (c):  Not applicable.

(d) Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Transcript of Worthington Industries, Inc. Earnings Conference Call for Second Quarter of Fiscal 2015 (Fiscal Quarter ended November 30, 2014), held on December 18, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: December 23, 2014	By: /s/ Dale T. Brinkman
Dale T. Brinkman, Vice President –
Administration, General Counsel and
Secretary